Exhibit 107.1

Calculation of Filing Fee Table

Form SF-1

(Form Type)

Pacific Gas and Electric Company (Exact name of registrant, sponsor and depositor as specified in its charter)	PG&E Wildfire Recovery Funding LLC (Exact name of registrant and issuing entity as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee (1)(2)

Fees to Be Paid	Asset-Backed Securities	Senior Secured Recovery Bonds, Series 2022-B	457(o)	$650,000,000	100%	$650,000,000	0.0000927	$60,255

	Total Offering Amount					$650,000,000		$650,000,000

	Net Fee Due							$60,255

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)

Pacific Gas and Electric Company and PG&E Wildfire Recovery Funding LLC previously registered a maximum offering price of $3,250,000,000 on a Registration Statement on Form SF-1 (File Nos. 333-265457 and 333-265457-01), for which a filing fee of $301,182.30 was paid.